Exhibit 10.1

AMENDMENT NO. 1 TO THE
CLEAR CHANNEL
2008 EXECUTIVE INCENTIVE PLAN

Pursuant to the power reserved to it under Section 9 of the CC Media Holdings, Inc. Clear Channel 2008 Executive Incentive Plan (the “Plan”), the Board of Directors of CC Media Holdings, Inc. hereby amends the Plan as follows:

1.           Section 4(c) of the Plan is hereby amended by deleting “700,000” therefrom and substituting “1,000,000” therefor.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan is effective as of July 1, 2013.

CC MEDIA HOLDINGS, INC.
/s/ Robert H. Walls, Jr.
By: Robert H. Walls, Jr.
Its: Executive Vice President, General Counsel & Secretary